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                                                                   Exhibit 10.18


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made the 9th day of February, 2001, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the "Borrower") and WACHOVIA BANK, N.A. (the "Bank").

                                   Background:
                                   ----------

         The Borrower and the Bank have entered into a Credit Agreement dated as of July 1, 1999 (as amended on March 24, 2000, the "Credit Agreement"). The Borrower and the Bank wish to amend the Credit Agreement in certain respects, as hereinafter provided.

         NOW, THEREFORE, the Borrower and the Bank agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         SECTION 2. The Credit Agreement is amended as set forth in this Section 2.

         2.1. Amendment to Section 1.01. The definition of "Effective Date" in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and the definitions of "Bonds", "Dividend Ability", "Holding Company Expense", "Intercompany Billing", "Interest Coverage", "Interest Payment on Surplus Notes", "Material Investment Asset", "Quarterly Payment Date", "Tax Sharing Agreement" and "Tax Sharing Payments" are hereby added to Section 1.01 of the Credit Agreement to read in their entirety as follows:

                  "Bonds" shall have the meaning given to it in the Reimbursement and Security Agreement between the Borrower and the Bank dated as of June 1, 1999, as amended from time to time.

                  "Dividend Ability" means, at any time and for any Insurance Subsidiary, the greater of (i) 10% of Statutory Surplus or (ii) (a) if such Insurance Subsidiary is a life insurer, the "Net Gain from Operations" of such Insurance Subsidiary as set forth on the most recent Annual Statement or Quarterly Statement of such Insurance Subsidiary, prepared in accordance with statutory accounting principles or (b) if such Insurance Subsidiary is not a life insurer, the "Net Income" of such Insurance Subsidiary as set forth on the most recent Annual Statement or Quarterly Statement of such Insurance Subsidiary, prepared in accordance with statutory accounting principles; provided, however, that (i) realized capital gains shall not be included in such calculations; and (ii) any extraordinary dividend approved by the appropriate regulatory authorities shall be included in such calculation.

                  "Effective Date" means December 30, 2000.

                  "Holding Company Expense" means, as applied to the Borrower for any period, the aggregate amount of intercompany expenses incurred by the Borrower and/or payments made by the Borrower on behalf of the Borrower's Subsidiaries in connection with services provided by the Borrower to its Subsidiaries.

                  "Intercompany Billing" means amounts received by the Borrower from Subsidiaries and/or payments made by the Borrower on behalf of the Borrower's Subsidiaries as payment for services provided by the Borrower to such Subsidiaries.

                  "Interest Coverage" for any period means (a) the sum of Dividend Ability, Interest Payment on Surplus Notes, Intercompany Billing and Tax Sharing Payments minus (b) Holding Company Expense, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period. In determining Interest Coverage for any period, (i) any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (ii) any amounts which would be included in a determination of Interest Coverage for such period with respect to assets acquired during such period by the Borrower or any Consolidated Subsidiary shall be included in the determination of

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         Interest Coverage for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Borrower or such Consolidated Subsidiary prior to the first day of such period.

                  "Interest Payment on Surplus Notes" means those payments received as interest on the notes issued by Association Casualty Insurance Company to the Borrower in an aggregate principal amount of $11,375,000 pursuant to that letter agreement dated July 1, 1999.

                  "Material Investment Asset" means any asset consisting of shares of stock which the Bank determines in the Bank's sole and absolute discretion to be material to the Investments of the Borrower or any Insurance Subsidiary of the Borrower.

                  "Quarterly Payment Date" means the last day of March, June, September and December of each year, the first of which shall be March 31, 2003, or if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

                  "Tax Sharing Agreement" means, that Tax Allocation Agreement among the Borrower and certain Subsidiaries of the Borrower, including, among others, the following: (i) American Southern Insurance Company, effective January 1, 1996; (ii) American Safety Insurance Company, effective January 1, 1996; (iii) Banker's Fidelity Life Insurance Company, effective January 28, 1994; (iv) Georgia Casualty and Surety Company, effective January 28, 1994; and (v) Association Casualty Insurance Company, effective July 1, 1999.

                  "Tax Sharing Payments" means those payments received by the Borrower from its Subsidiaries as a result of the Tax Sharing Agreement.

         2.2. Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 2.10. Mandatory Prepayments and Reduction of Commitments.

                  (a) On each date on which the Commitment is reduced or terminated pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 7.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the amount of the Commitment as then reduced.

                  (b) The Borrower shall make mandatory prepayments of the Bonds in an amount equal to (i) 75% of any Gain received by Bankers Fidelity Life Insurance Company from any sale or other disposition of a Material Investment Asset; and (ii) 50% of any Gain received by Georgia Casualty and Surety Company from any sale or other disposition of a Material Investment Asset. Such mandatory prepayments will (A) be due upon the consummation of any such sale or other disposition of a Material Investment Asset, (B) permanently reduce the Bonds by the amount of such prepayment, and (C) be accompanied by interest on the principal amount prepaid through the date of prepayment. As used in this Section 2.10(b), "Gain" means the amount by which the Gross Proceeds of any sale or other disposition of a Material Investment Asset exceed the Book Value of such Material Investment Asset.

                  (c) The Commitment shall be permanently reduced on each Quarterly Payment Date in an amount equal to $1,000,000. Each such reduction shall be accompanied by prepayment of the Loans to the extent that the Loans exceed the amount of the Commitment after giving effect thereto.

         2.3. Amendment to Section 5.03. Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.03. Ratio of Funded Debt to Consolidated Total Capitalization. The ratio of Funded Debt to Consolidated Total Capitalization will not at any time exceed (i) for the period from and including the Effective

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         Date to and including June 30, 2001, 50%, for the period from and including July 1, 2001 to and including December 31, 2001, 45% and (ii) for any period on or after January 1, 2002, 40%.

         2.4. Amendment to Section 5.05. Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.05. Ratio of Funded Debt to EBITDA. As of the end of each Fiscal Quarter, the ratio of Funded Debt as of the end of such Fiscal Quarter to EBITDA for the period of 4 consecutive Fiscal Quarters then ended shall be less than (a) 4.35 to 1.0 for each Fiscal Quarter ending on or before June 30, 2001, (b) 4.25 to 1.0 for each Fiscal Quarter ending after June 30, 2001, and on or before December 31, 2001, (c) 4.00 to 1.0 for each Fiscal Quarter ending after December 31, 2001, and on or before March 30, 2002, (d) 3.75 to 1.0 for each Fiscal Quarter ending after March 30, 2002, and on or before June 30, 2002, (e) 3.50 to 1.0 for each Fiscal Quarter ending after June 30, 2002, and on or before December 31, 2002, and (c) 3.00 to 1.0 for each Fiscal Quarter thereafter.

         2.5. Amendment to Section 5.06. Section 5.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.06. Ratio of Interest Coverage to Consolidated Interest Expense. At the end of each Fiscal Quarter, the ratio of Interest Coverage for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Interest Expense for the period of 4 consecutive Fiscal Quarters then ended shall be no less than 2.0 to 1.0.

         2.6. Amendment to Section 5.25. Section 5.25 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.25. Maintenance of Authorized Control Level Risk-Based Capital. The Borrower shall maintain, or cause to be maintained, at all times the Authorized Control Level Risk-Based Capital for each Insurance Subsidiary in an amount equal to or greater than 250% of the Authorized Control Level Risk-Based Capital for such Insurance Subsidiary.

         2.7. Amendment to Section 5.29. Section 5.29 of the Credit Agreement is hereby added to read as follows:

                  SECTION 5.29. Regulatory Approvals. Any approvals by government or regulatory agencies which are required under Section 2.10 shall be obtained and remain in effect until the Termination Date.

         2.8. Amendment to Section 5.30. Section 5.30 of the Credit Agreement is hereby added to read as follows:

                  SECTION 5.30. Interest Rate Protection. On or before March 31, 2001, the Borrower shall enter into and maintain at all times thereafter, interest rate protection agreements with respect to at least 30% of the aggregate principal amount of the total Debt of the Borrower and its Subsidiaries that bears interest at a variable rate on terms and conditions (including rate and tenor) mutually acceptable to the Bank and the Borrower.

         2.9. Amendment to Section 6.01(b). Section 6.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.14, inclusive, Section 5.17,
         Section 5.22 or Sections 5.25 to 5.30, inclusive; or

         2.10. Amendment to Section 6.01(r). Section 6.01(r) of the Credit Agreement is hereby added to read as follows:

                  (r) within thirty (30) days of the sale or other disposition of a Material Investment Asset, the Borrower shall fail to execute and deliver to the Bank an amendment to this Agreement with respect to Sections 5.03, 5.05, 5.06 and 5.25 that is mutually acceptable to the Bank and the Borrower;

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         SECTION 3. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement, as hereby amended or any of the other Loan Documents. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

         SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Bank as follows:

         (a) The representations and warranties of the Borrower contained in
Article IV of the Credit Agreement are true on and as of the date hereof;

         (b) Upon the effectiveness of this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

         (c) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (d) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; and

         (e) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

         SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.






IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.


Attest:                              ATLANTIC AMERICAN CORPORATION

    /s/ Janie L. Ryan                By:  /s/  Robert A. Renaud        (SEAL)
--------------------------------          -----------------------------
Its:    Corporate Secretary          Its:  Vice President & CFO
    ----------------------------           ----------------------------
  [CORPORATE SEAL]



                                     WACHOVIA BANK, N.A.


                                     By:    /s/  William R. McCamey
                                            ---------------------------
                                     Title: Vice President
                                            ---------------------------